Exhibit 99.1

Contacts:

Investor Relations:
Neera Dahiya Ravindran, MD
Vice President, Investor Relations & Strategic Planning
Neera.Ravindran@themedco.com
+1 973-290-6044

Media:
Bob Laverty
Vice President, Communications
Robert.Laverty@themedco.com
+1 973-290-6162

FOR IMMEDIATE RELEASE:

The Medicines Company Reports Fourth Quarter and Full Year 2014 Financial Results
Fourth Quarter Net Revenue Rise 3.2%; Full Year Net Revenue Rise 5.3%

PARSIPPANY, NJ -- (MARKETWIRE) -- 02/18/2015 --The Medicines Company (NASDAQ: MDCO) today announced fourth quarter and full year financial results for 2014.

Financial highlights for the fourth quarter of 2014:

Worldwide net revenue increased by 3.2% to $191.0 million for the fourth quarter of 2014 from $185.0 million in the fourth quarter of 2013:

•
Worldwide Angiomax® (bivalirudin)/Angiox® (bivalirudin) revenue, was up 3.1% to $165.9 million in the fourth quarter of 2014 compared to $160.9 million in the fourth quarter of 2013, with revenue in the United States increasing to $157.5 million in the fourth quarter of 2014 from $142.4 million in the fourth quarter of 2013.

•	Recothrom® Thrombin, topical (recombinant) sales were $17.9 million in the United States in the fourth quarter of 2014, as compared to $19.7 million in the fourth quarter of 2013.

•	Other products including Argatroban RTU, Cleviprex® (clevidipine), Minocin® (minocycline) for injection, OrbactivTM and PreveLeakTM recorded sales of $7.2 million during fourth quarter of 2014.

Net loss for the fourth quarter of 2014 was $5.3 million, or ($0.08) per share, compared with net income of $1.2 million, or $0.02 per share for the fourth quarter of 2013.

Adjusted net income(1) for the fourth quarter of 2014 was $13.5 million, or $0.20 per share(1), compared to adjusted net income(1) of $15.4 million, or $0.23 per share(1) for the fourth quarter 2013.

Financial highlights for the full year of 2014:

Worldwide net revenue increased by 5.3% to $724.4 million in 2014, from $687.9 million in 2013:

•	Worldwide Angiomax/Angiox revenue, was up 4.5% to $635.7 million in 2014 from $608.6 million in 2013, with revenue in the United States increased to $599.5 million in 2014 from $550.2 million in 2013.

•	Recothrom sales were $64.4 million in the United States in 2014. Sales during 2013 were $63.3 million, after the Company began selling Recothrom in the US in February 2013.

•	Other products including Argatroban RTU, Cleviprex, Minocin (minocycline) for injection, Orbactiv and PreveLeak recorded sales in 2014 of $24.3 million.

Net loss for the full year 2014 was $32.2 million, or ($0.50) per share, compared with net income of $15.5 million, or $0.25 per share in 2013.

Adjusted net income(1) for the full year 2014 was $67.8 million, or $1.02 per share (1), compared to adjusted net income(1) of $91.9 million, or $1.50 per share(1) in 2013.

Glenn Sblendorio, President and Chief Financial Officer, stated, "We showed solid financial performance in 2014, progressing our product portfolio through a series of commercial, regulatory and developmental successes that will contribute to prolonged growth through 2018 and beyond. With the completion of the acquisition of Annovation Biopharma, we expanded our surgery and perioperative care portfolio with what we believe is an exciting new anesthetic, ABP-700, which could be the first new development in this area in the last 30 years.”

Clive Meanwell, Chairman and Chief Executive Officer, added, "We continue to build a leading acute and intensive care hospital portfolio of innovative products. We have seven regulatory applications under review with approvals expected in 2015. Three of these applications have already received positive opinions recommending marketing authorization from the Committee for Medicinal Products for Human Use of the European Medicines Agency. We expect strong news flow throughout 2015 with new product growth, regulatory approvals, and clinical advances for our key pipeline products; it is a very exciting time at The Medicines Company.”

(1) Adjusted net income and adjusted earnings per share are non-GAAP financial performance measures with no standardized definitions under US GAAP. For further information and a detailed reconciliation, refer to the Non-GAAP Financial Performance Measures and Reconciliations of GAAP to Adjusted Net income sections of this release for explanations of the amounts excluded and included to arrive at adjusted net income and adjusted earnings per share amounts.

Conference Call Information
There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss 2014 financial results and operational developments.

Domestic Dial In: + 1 (888) 201-7255
International Dial In: + 1 (253) 642-1007
Passcode for both dial-in numbers: 80672834

Replay is available from 1:30 p.m. Eastern Time following the conference call through February 25, 2015. To hear a replay of the call, dial +1 (855) 859-2056 (domestic) and +1 (404) 537-3406 (international). Passcode for both dial in numbers is 80672834.

This call is being webcast and can be accessed via The Medicines Company website at www.themedicinescompany.com.

About The Medicines Company
The Medicines Company's purpose is to save lives, alleviate suffering and contribute to the economics of healthcare by focusing on 3,000 leading acute/intensive care hospitals worldwide. Its vision is to be a leading provider of solutions in three areas: acute cardiovascular care, surgery and perioperative care, and serious infectious disease care. The company operates in the Americas, Europe and the Middle East, and Asia Pacific regions with global centers today in Parsippany, NJ, USA and Zurich, Switzerland.

NON-GAAP FINANCIAL PERFORMANCE MEASURES
In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted net income and adjusted earnings per share measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.
Adjusted net income excludes upfront collaboration payments, amortization of acquired intangible assets and other charges, deal related charges, restructuring charges, stock-based compensation expense, changes in contingent consideration, arbitration award, milestone payments, non-cash interest, impairment charges, gain on settlement, loss on equity investment, and net income tax adjustments. See the attached Reconciliations of GAAP to Adjusted Net Income and Adjusted Earnings Per Share for explanations of the amounts excluded and included to arrive at adjusted net income and adjusted earnings per share amounts for the three month periods and year ended December 31, 2014 and December 31, 2013.
These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways.

Forward Looking Statements
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates" and "expects" and similar expressions, including the Company's preliminary financial results, are intended to identify forward-looking statements. These forward-looking statements involve important known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company's ability to develop its global operations and penetrate foreign markets, whether the Company's product candidates will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether the Company’s ongoing and planned commercial launches will be successful; whether physicians, patients and other key decision makers will accept clinical trial results, and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed on November 7, 2014, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

The Medicines Company
Consolidated Statements of Income
(Unaudited)
(in thousands, except per share data)	Three months ended December 31,
	2014	2013

Net revenue	$190,998	$185,003
Operating expenses:
Cost of revenue	66,000	76,339
Research and development	53,543	38,522
Selling, general and administrative	106,236	86,004
Total operating expenses	225,779	200,865

Loss from operations	(34,781)	(15,862)
Co-promotion and profit share income	8,026	5,142
Loss in equity investment	(527)	—
Settlement	25,736	—
Interest expense	(3,991)	(4,388)
Other income	345	391
Loss before income taxes	(5,192)	(14,717)
(Provision) benefit for income taxes	(190)	15,803

Net (loss) income	(5,382)	1,086
Net loss attributable to non-controlling interest	59	112
Net (loss) income attributable to The Medicines Company	$(5,323)	$1,198

(Loss) earnings per common share attributable to The Medicines Company:
Basic	$(0.08)	$0.02
Diluted	$(0.08)	$0.02
Weighted average number of common shares outstanding:
Basic	64,800	63,437
Diluted	64,800	69,019

The Medicines Company
Consolidated Statements of Income

(in thousands, except per share data)	Year ended December 31,
	2014	2013

Net revenue	$724,408	$687,864
Operating expenses:
Cost of revenue	287,630	262,785
Research and development	159,181	146,930
Selling, general and administrative	342,164	264,958
Total operating expenses	788,975	674,673

Income (loss) from operations	(64,567)	13,191
Co-promotion and profit share income	24,236	17,383
Loss in equity investment	(1,711)	—
Settlement	25,736	—
Interest expense	(15,701)	(15,531)
Investment Impairment	(7,500)	—
Other income	322	1,577
(Loss) Income before income taxes	(39,185)	16,620
Benefit (provision) for income taxes	6,837	(1,360)

Net (loss) income	(32,348)	15,260
Net loss attributable to non-controlling interest	138	252
Net (loss) income attributable to The Medicines Company	$(32,210)	$15,512

(Loss) earnings per common share attributable to The Medicines Company:
Basic	$(0.50)	$0.27
Diluted	$(0.50)	$0.25
Weighted average number of common shares outstanding:
Basic	64,473	58,096
Diluted	64,473	62,652

Balance Sheet Items
(in thousands)	December 31,
	2014	2013

Cash and cash equivalents	$370,741	$376,727
Total assets	$1,885,705	$1,741,282
Convertible senior notes (due 2017)	$246,676	$236,088
The Medicines Company stockholders' equity	$920,565	$892,497

The Medicines Company
Reconciliation of GAAP to Adjusted Net Income and Adjusted Earnings Per Share
(unaudited)

		Three months ended December 31,		Year ended December 31,
(in thousands)		2014	2013	2014	2013

Net (loss) income attributable to The Medicines Company - GAAP		$(5,323)	$1,198	$(32,210)	$15,512
Before tax adjustments:
Cost of revenue:
Share-based compensation expense	(1)	103	84	454	231
Restructuring charges	(2)	—	—	—	581
Amortization of acquired intangible assets	(3)	14,001	10,075	46,853	23,969
Research and development:
Share-based compensation expense	(1)	1,136	1,423	5,578	4,053
Restructuring charges	(2)	550	—	550	1,252
Milestone payments	(4)	10,000	—	18,429	25,000
Selling, general and administrative:
Share-based compensation expense	(1)	7,942	5,705	27,885	18,555
Restructuring charges	(2)	8,457	—	8,457	4,525
Amortization of acquired intangible assets	(3)	1,415	1,136	5,657	4,544
Change in contingent purchase price	(5)	7,698	17,110	36,429	16,942
Expenses incurred for certain transactions	(6)	—	2,644	566	9,720
Arbitration award	(7)	—	—	—	5,000
Milestone payment	(4)	—	—	2,500	—
Other:
Non-cash interest expense	(8)	3,046	2,851	11,920	11,158
Investment impairment	(9)	—	—	7,500	—
Loss in equity investment	(10)	527	—	1,711	—
Settlement	(11)	(25,736)	—	(25,736)	—
Net income tax adjustments	(12)	(10,269)	(26,846)	(48,723)	(49,165)
Net income attributable to The Medicines Company - Adjusted		$13,547	$15,380	$67,820	$91,877

Net income per share attributable to The Medicines Company - Adjusted
Basic		$0.21	$0.24	$1.05	$1.58
Diluted	(13)	$0.20	$0.23	$1.02	$1.50
Weighted average number of common shares outstanding:
Basic		64,799	63,437	64,473	58,096
Diluted - Adjusted	(13)	66,347	66,864	66,284	61,184

Explanation of Adjustments:
(1) Excludes share-based compensation of $9,181 and $7,212 for three months ended December 31, 2014 and December 31, 2013, respectively and $33,917 and $22,839 for the year ended December 31, 2014 and December 31, 2013, respectively.
(2) Excludes restructuring charges relating to the reorganization of our European operations of $9,007 in 2014 and excludes workforce reduction charges relating to workforce reduction of $6,358 during 2013.
(3) Excludes amortization of intangible assets and other charges resulting from transactions with Nycomed, CSL, APP, Teva, Targanta, BMS, Rempex and Tenaxis.
(4) Excludes upfront and milestone payments for research and development collaboration arrangements.
(5) Excludes changes in contingent purchase price due to shareholders of Targanta, Incline Therapeutics, ProFibrix, Rempex and Tenaxis.
(6) Excludes charges related to the acquisition of Incline, ProFibrix, Rempex and license of Recothrom during 2013 and acquisition of Tenaxis during 2014.
(7) Excludes one time arbitration award to Eagle.
(8) Excludes non-cash interest expense related to convertible senior notes.
(9) Excludes write off of impaired investment.
(10) Excludes loss in equity investment.
(11) Reflects impact of one-time income in connection with the settlement with the former equity holders of Incline.
(12) Net income tax adjustments reflect the estimated tax effect of the above adjustments and the impact of certain other non-operating tax adjustments.
(13) Reflects impact of note hedge transactions on outstanding diluted share amounts and net income per share associated with convertible senior notes.

In addition to the financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways.